SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the  Registrant  |X|
Filed by a Party other than the  Registrant o
Check the appropriate box:
 o  Preliminary Proxy Statement            o  Confidential, For Use of the Com-
                                                mission Only (as permitted by
                                                Rule 14a-6(e)(2))
 o  Definitive Proxy Statement
 o  Definitive Additional Materials
|X| Soliciting Material Under Rule 14a-12

                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): |X| No fee required.
 o Fee computed on table below per Exchange Act Rules  14a-6(i)(l) and 0-11.
 (1) Title of each class of securities to which transaction applies:

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 (2)  Aggregate number of securities to which transaction applies:

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 (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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 (4)  Proposed maximum aggregate value of transaction:

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 (5)  Total fee paid:

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 o Fee paid previously with preliminary materials:

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o Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement no.:

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(3)  Filing Party:

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(4)  Date Filed:

THE FOLLOWING IS A LETTER MADE AVAILABLE BY
FRITZ COMPANIES, INC. TO EMPLOYEES ON JANUARY 18, 2001:



                                                     January 17, 2001





Dear Fritz employees,

As you know, the Board of Directors of Fritz Companies, Inc. has approved a merger agreement under which Fritz would be acquired by UPS. UPS selected Fritz and its people in part because of the experience and expertise that you and your fellow employees bring to the brokerage, freight forwarding and logistics industries.

I believe that the combination of Fritz and UPS will enable us to offer a comprehensive portfolio of services that will attract new customers. This new business can create opportunities for organizational and individual growth in the months and years ahead. Once approved, I expect that this integration will make this an even more exciting and rewarding place in which to work.

The combination of Fritz and UPS is expected to create a powerful force in the supply chain management business. While UPS has an existing brokerage operation, it does not have large-scale freight forwarding capabilities. There are capabilities that you and your coworkers at Fritz bring to the table that UPS will need if we are to ensure the successful combination and growth of our operations. Accordingly, it is important and in UPS's best interests to retain the experience and expertise that Fritz has developed with its people over the years.

During the next few months, I encourage each of you to continue to work together to meet and even exceed customers' expectations. Once the transaction is completed, I look forward to working with you to integrate our two operations into the leading freight forwarding, brokerage and logistics company in the world.


                                                     Sincerely,
                                                     Dave Abney
                                                     UPS Business Unit Manager

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc. ("UPS"), Fritz Companies and UPS will file a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus, once available, and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.